Exhibit 99.4

December 30, 2014

Internet Patents Corporation

101 Parkshore Drive, Suite 100
Folsom, California 95630

Consent to Reference in Joint Proxy Statement/Prospectus

Internet Patents Corporation (the “Company”) is filing a Registration Statement on Form S-4 (Registration No. 333-[ ]) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). In connection therewith, I hereby consent, pursuant to Rule 438 of the Securities Act, to the reference to me in the joint proxy statement/prospectus included in such registration statement as a future member of the board of directors of the Company.

Sincerely,

/s/ Gregory J. Duman
Name: Gregory J. Duman